Exhibit 24.1

ATHERSYS, INC.

REGISTRATION STATEMENT

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Athersys, Inc., a Delaware corporation (the “Registrant”), hereby constitutes and appoints Gil Van Bokkelen, William Lehmann, Jr. and Laura K. Campbell, and each of them, his true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statements on Form S-8 relating to the registration of shares of common stock underlying certain equity awards of the Registrant, and to sign any and all amendments or post-effective amendments to such Registration Statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 16th day of January, 2020.

/s/ Gil Van Bokkelen	/s/ Lee E. Babiss
Gil Van Bokkelen	Lee E. Babiss
Chief Executive Officer and Chairman of the Board of Directors	Director

/s/ Laura K. Campbell	/s/ Jack L. Wyszomierski
Laura K. Campbell	Jack L. Wyszomierski
Senior Vice President of Finance	Director

/s/ John J. Harrington	/s/ Ismail Kola
John J. Harrington	Ismail Kola
Executive Vice President, Chief Scientific Officer and Director	Director

/s/ Lorin J. Randall
Lorin J. Randall
Director